UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 6, 2026

TANGER INC.
TANGER PROPERTIES LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(Tanger Inc.)	(Tanger Inc.)	(Tanger Inc.)
North Carolina	333-03526-01	56-1822494
(Tanger Properties Limited Partnership)	(Tanger Properties Limited Partnership)	(Tanger Properties Limited Partnership)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Suite 360, Greensboro, NC 27408
(Address of principal executive offices)
(336) 292-3010
(Registrant’s telephone number, including area code)
N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tanger Inc.:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	SKT	New York Stock Exchange
Tanger Properties Limited Partnership:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Tanger Inc.: Emerging growth company ☐
Tanger Properties Limited Partnership: Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Tanger Inc.: ☐
Tanger Properties Limited Partnership: ☐

Item 8.01    Other Events

On January 6, 2026, Tanger Properties Limited Partnership (the “Operating Partnership”) launched an offering (the “Offering”) of $200 million aggregate principal amount of its 2.375% Exchangeable Senior Notes due 2031 (the “Notes”) through a private placement pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”). On January 8, 2026, the Operating Partnership announced the pricing of the Offering, which was upsized to $220 million aggregate principal amount of Notes. The Operating Partnership also granted the initial purchasers of the Notes an option to purchase up to an additional $30 million aggregate principal amount of the Notes for settlement concurrently with the closing of the Offering. In connection with the pricing of the Notes, Tanger Inc. (the "Company") entered into privately negotiated capped call transactions with certain of the initial purchasers of the Notes or their respective affiliates and certain other financial institutions (the "Option Counterparties"). The sale of the Notes is expected to close on January 12, 2026, subject to the satisfaction of customary closing conditions. The Notes will be guaranteed, on a senior unsecured basis, by the Company.

The Company intends to use approximately $8 million of the net proceeds from the Offering to pay the cost of the capped call transactions. The Operating Partnership and/or the Company intend to use (i) approximately $20 million of the net proceeds from the Offering to repurchase approximately 0.6 million common shares, par value $0.01 per share, of the Company (the “Common Shares”) concurrently with the pricing of the Offering in privately negotiated transactions effected with or through one of the initial purchasers or its affiliate, at a price per share equal to the last reported sale price of the Common Shares on the New York Stock Exchange on January 7, 2026, (ii) a portion of the net proceeds from the Offering, together with a portion of the proceeds of the Operating Partnership’s term loans, to repay all of the outstanding debt under the Operating Partnership’s unsecured lines of credit and the repayment in full of the Operating Partnership’s outstanding $350 million aggregate principal amount of 3.125% senior notes due 2026 at maturity on September 1, 2026, and (iii) the remaining net proceeds from the Offering for general corporate purposes, including the redemption or repayment of indebtedness. If the initial purchasers exercise their option to purchase additional Notes, the Company expects to use a portion of the net proceeds from the sale of such additional Notes to enter into additional capped call transactions with the Option Counterparties, and the Operating Partnership and/or the Company expect to use the remainder of such net proceeds for general corporate purposes, including the redemption or repayment of indebtedness.

Copies of the press releases issued by the Company regarding the launch of the Offering and pricing of the Notes are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

Exhibit No.
99.1	Press Release, dated January 6, 2026, issued by Tanger Inc. (launch)
99.2	Press Release, dated January 8, 2026, issued by Tanger Inc. (pricing)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2026

TANGER INC.

By:	/s/	Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer and Chief Investment Officer (Principal Financial Officer)

TANGER PROPERTIES LIMITED PARTNERSHIP

By: TANGER INC., its sole general partner

By:	/s/	Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer and Chief Investment Officer (Principal Financial Officer)